UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2026
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Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	New York Stock Exchange NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 28, 2026, Kodiak Gas Services, Inc. (the “Company”) filed a Certificate of Elimination to its Amended and Restated Certificate of Incorporation (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designation, dated March 28, 2024 (the “Certificate of Designation”), with respect to its Series A Preferred Stock (the “Series A Preferred Stock”).
None of the authorized shares of the Series A Preferred Stock are outstanding, and none will be issued subject to the Certificate of Designation. A copy of the Certificate of Elimination relating to the Series A Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

No.	Description
3.1	Certificate of Elimination of Series A Preferred Stock of Kodiak Gas Services, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: September 28, 2026	By:	/s/ Jennifer Howard
	Name:	Jennifer Howard
	Title:	Executive Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary